UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY
UNDER THE TRUST INDENTURE ACT OF 1939 OF A
CORPORATION DESIGNATED TO ACT AS TRUSTEE

CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO SECTION 305(b) (2)

WELLS FARGO BANK, NATIONAL ASSOCIATION
(Exact name of trustee as specified in its charter)

A National Banking Association	94-1347393
(Jurisdiction of incorporation or organization if not a U.S. national bank)	(I.R.S. Employer Identification No.)

101 North Phillips Avenue
Sioux Falls, South Dakota	57104
(Address of principal executive offices)	(Zip Code)

Wells Fargo & Company
Law Department, Trust Section
MAC N9305-175
Sixth Street and Marquette Avenue, 17th Floor
Minneapolis, Minnesota 55479
(612) 667-4608
(Name, address and telephone number of agent for service)

Keurig Dr Pepper Inc.*
(Exact name of obligor as specified in its charter)

Deleware	98-0517725
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

53 South Avenue
Burlington Massachusetts 01803
(Address, Including Zip Code, of Principal Executive Offices)

Debt Securities
Guarantees of Debt Securities
(Title of the indenture securities)

*Table of Additional Obligors

The following are obligors that guarantee the indenture securities:

Exact Name of Obligor as Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification No.
234DP Aviation, LLC(1)	Delaware	27-1028433
A & W Concentrate Company(1)	Delaware	22-2483659
Americas Beverages Management GP(1)	Nevada	74-3218345
Bai Brands LLC(1)	New Jersey	27-1311310
Beverages Delaware Inc.(1)	Delaware	51-0345374
DP Beverages Inc.(1)	Delaware	04-2492250
DPS Americas Beverages, LLC(1)	Delaware	N/A
DPS Beverages, Inc.(1)	Delaware	55-0883062
DPS Holdings Inc.(1)	Delaware	06-1074905
Dr Pepper/Seven-Up Beverage Sales Company(1)	Texas	75-1554102
Dr Pepper/Seven Up Manufacturing Company(2)	Delaware	74-2690781
Dr Pepper/Seven Up, Inc.(1)	Delaware	75-2233365
Mott’s Delaware LLC(1)	Delaware	26-2092489
Mott’s LLP(1)	Delaware	90-0237006
MSSI LLC(1)	Delaware	77-0667192
Nantucket Allserve, LLC(1)	Delaware	04-3093808
Snapple Beverage Corp.(1)	Delaware	04-3149065
Splash Transport, Inc.(3)	Delaware	26-2366378
The American Bottling Company(1)	Delaware	36-4223626

(1)	Obligor’s address is 5301 Legacy Dr., Plano, TX 75024.

(2)	Obligor’s address is 8900 Page Ave., St. Louis, MO 63114.

(3)	Obligor’s address is 5430 West 81st St., Indianapolis, IN 46268.

Item 1.    General Information. Furnish the following information as to the trustee:

(a)	Name and address of each examining or supervising authority to which it is subject.

Comptroller of the Currency
Treasury Department
Washington, D.C.

Federal Deposit Insurance Corporation
Washington, D.C.

Federal Reserve Bank of San Francisco
San Francisco, California 94120

(b)	Whether it is authorized to exercise corporate trust powers.

The trustee is authorized to exercise corporate trust powers.

Item 2.	Affiliations with Obligor. If the obligor is an affiliate of the trustee, describe each such affiliation.

None with respect to the trustee.

No responses are included for Items 3-14 of this Form T-1 because the obligor is not in default as provided under Item 13.

Item 15. Foreign Trustee.    Not applicable.

Item 16. List of Exhibits.	List below all exhibits filed as a part of this Statement of Eligibility.

Exhibit 1.	A copy of the Articles of Association of the trustee now in effect.*

Exhibit 2.	A copy of the Comptroller of the Currency Certificate of Corporate Existence for Wells Fargo Bank, National Association, dated January 14, 2015.*

Exhibit 3.	A copy of the Comptroller of the Currency Certification of Fiduciary Powers for Wells Fargo Bank, National Association, dated January 6, 2014.*

Exhibit 4.	Copy of By-laws of the trustee as now in effect.*

Exhibit 5.	Not applicable.

Exhibit 6.	The consent of the trustee required by Section 321(b) of the Trust Indenture Act of 1939, as amended.

Exhibit 7.	A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

Exhibit 8.	Not applicable.

Exhibit 9.	Not applicable.

*    Incorporated herein by reference to the exhibit of the same number to the trustee’s Form T-1 dated March 13, 2015 filed with the Securities and Exchange Commission on March 13, 2015 pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939, as amended, with respect to file number 333-190926.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Wells Fargo Bank, National Association, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Los Angeles and State of California on the 27th day of August, 2019.

WELLS FARGO BANK, NATIONAL ASSOCIATION

/s/ Casey A. Boyle
Casey A. Boyle
Assistant Vice President

EXHIBIT 6

August 27, 2019

Securities and Exchange Commission
Washington, D.C. 20549

Gentlemen:

In accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, the undersigned hereby consents that reports of examination of the undersigned made by Federal, State, Territorial, or District authorities authorized to make such examination may be furnished by such authorities to the Securities and Exchange Commission upon its request thereof.

Very truly yours,

WELLS FARGO BANK, NATIONAL ASSOCIATION

/s/ Casey A. Boyle
Casey A. Boyle
Assistant Vice President

Exhibit 7

Consolidated Report of Condition of
Wells Fargo Bank National Association
of 101 North Phillips Avenue, Sioux Falls, SD 57104
And Foreign and Domestic Subsidiaries,
at the close of business June 30, 2019, filed in accordance with 12 U.S.C. §161 for National Banks.

		Dollar Amounts In Millions
ASSETS
Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin		$20,317
Interest-bearing balances		142,689
Securities:
Held-to-maturity securities		145,787
Available-for-sale securities		251,429
Equity Securities with readily determinable fair value not held for trading		69
Federal funds sold and securities purchased under agreements to resell:
Federal funds sold in domestic offices		68
Securities purchased under agreements to resell		55,111
Loans and lease financing receivables:
Loans and leases held for sale		16,171
Loans and leases, net of unearned income	913,117
LESS: Allowance for loan and lease losses	9,418
Loans and leases, net of unearned income and allowance		903,699
Trading Assets		48,804
Premises and fixed assets (including capitalized leases)		11,940
Other real estate owned		372
Investments in unconsolidated subsidiaries and associated companies		13,025
Direct and indirect investments in real estate ventures		110
Intangible assets		36,665
Other assets		53,586
Total assets		$1,699,842

LIABILITIES
Deposits:
In domestic offices		$1,291,135
Noninterest-bearing	394,107
Interest-bearing	897,028
In foreign offices, Edge and Agreement subsidiaries, and IBFs		55,048
Noninterest-bearing	1,124
Interest-bearing	53,924
Federal funds purchased and securities sold under agreements to repurchase:
Federal funds purchased in domestic offices		2,901
Securities sold under agreements to repurchase		4,810
Trading liabilities		9,936
Other borrowed money		125,064
(Includes mortgage indebtedness and obligations under capitalized leases)
Subordinated notes and debentures		11,952
Other liabilities		29,918
Total liabilities		$1,530,764

Dollar Amounts In Millions
EQUITY CAPITAL
Perpetual preferred stock and related surplus	$—
Common stock	519
Surplus (exclude all surplus related to preferred stock)	114,628
Retained earnings	53,466
Accumulated other comprehensive income	146
Other equity capital components	—
Total bank equity capital	168,759
Noncontrolling (minority) interests in consolidated subsidiaries	319
Total equity capital	169,078
Total liabilities, and equity capital	$1,699,842
I, John R. Shrewsberry, Sr. EVP & CFO of the above-named bank do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true to the best of my knowledge and belief.

John R. Shrewsberry
Sr. EVP & CFO

We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.

Directors
James H. Quigley
Theodore F. Craver, Jr.
Juan A. Pujadas